Rule 424b3 333161166

AMERICAN DEPOSITARY
SHARES
                   One 1
American Depositary Share
represents
                   One
Quarter of One 14 Share
                   THE
BANK OF NEW YORK
MELLON
                   AMERI
CAN DEPOSITARY
RECEIPT
                   FOR
SHARES OF COMMON
STOCK OF
                   RAIFF
EISEN BANK
INTERNATIONAL AG
                   INCOR
PORATED UNDER THE
LAWS OF AUSTRIA
                   The
Bank of New York Mellon as
depositary hereinafter called
the Depositary hereby
certifies i that there have been
deposited with the Depositary
or its agent nominee custodian
clearing agency or
correspondent the securities
described above Shares or
evidence of the right to
receive such Shares ii that at
the date hereof each American
Depositary Share evidenced
by this Receipt represents the
amount of Shares shown
above and that

                   or
registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
                   hereby
evidenced and called and
except as otherwise herein
expressly provided is entitled
upon surrender at the
Corporate Trust Office of the
Depositary New York New
York of this Receipt duly
endorsed for transfer and
upon payment of the charges
as provided on the reverse of
this Receipt and in compliance
with applicable laws or
governmental regulations at
Owners option 1 to delivery at
the office of the agent
nominee custodian clearing
agency or correspondent of
the Depositary to a person
specified by Owner of the
amount of Deposited
Securities represented hereby
or evidence of the right to
receive the same or 2 to have
such Deposited Securities
forwarded at his cost and risk
to him at the Corporate Trust
Office of the Depositary.  The
words Deposited Securities
wherever used in this Receipt
shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including
such evidence of the right to
receive the same and any and
all other securities cash and
other property held by the
Depositary in place thereof or
in addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street New York New
York 10286 and its principal
executive office is located at
One Wall Street New York
New York 10286.
                   1.
                   RECEI
PTS.
                   This
American Depositary Receipt
this Receipt is one of a
continuing issue of American
Depositary Receipts
collectively the Receipts all
evidencing rights of like tenor
with respect to the Deposited
Securities and all issued or to
be issued upon the terms and
subject to the conditions
herein provided which shall
govern the continuing
arrangement by the Depositary
with respect to initial deposits
as well as the rights of holders
and Owners of Receipts
subsequent to such deposits.
                   The
issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
                   The
issuance of Receipts against
deposits generally may be
suspended or the issuance of
Receipts against the deposit of
particular Shares may be
withheld if such action is
deemed necessary or
advisable by the Depositary at
any time and from time to
time because of any
requirements of any
government or governmental
body or commission or for
any other reason.  The
Depositary assumes no
liability with respect to the
validity or worth of the
Deposited Securities.
                   2.
                   TRANS
FER OF RECEIPTS.
                   Until the
surrender of this Receipt in
accordance with the terms
hereof the Depositary will
maintain an office in the
Borough of Manhattan The
City of New York for the
registration of Receipts and
transfers of Receipts where
the Owners of the Receipts
may during regular business
hours inspect the transfer
books maintained by the
Depositary that list the Owners
of the Receipts.  The transfer
of this Receipt is registrable
on the books of the
Depositary at its Corporate
Trust Office by the holder
hereof in person or by duly
authorized attorney upon
surrender of this Receipt
properly endorsed for transfer
or accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes and
the fees and expenses of the
Depositary and upon
compliance with such
regulations if any as the
Depositary may establish for
such purpose.  This Receipt
may be split into other such
Receipts or may be combined
with other such Receipts into
one Receipt representing the
same aggregate number of
American Depositary Shares
as the Receipt or Receipts
surrendered.  Upon such split
or combination not involving
a transfer a charge will be
made as provided herein.  The
Depositary may close the
transfer books at any time or
from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
                   3.
                   PROOF
OF CITIZENSHIP OR
RESIDENCE.
                   The
Depositary may require any
holder or Owner of Receipts
or any person presenting
securities for deposit against
the issuance of Receipts from
time to time to file such proof
of citizenship or residence and
to furnish such other
information by affidavit or
otherwise and to execute such
certificates and other
instruments as may be
necessary or proper to comply
with any laws or regulations
relating to the issuance or
transfer of Receipts the receipt
or distribution of dividends or
other property or the taxation
thereof or of receipts or
deposited securities and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property
from any holder Owner or
other person as the case may
be who shall fail to file such
proofs certificates or other
instruments.
                   4.
                   TRANS
FERABILITY
RECORDOWNERSHIP.
                   It is a
condition of this Receipt and
every successive holder and
Owner of this Receipt by
accepting or holding the same
consents and agrees that title
to this Receipt when properly
endorsed or accompanied by
proper instruments of transfer
is transferable by delivery
with the same effect as in the
case of a negotiable
instrument provided however
that prior to the due
presentation of this Receipt
for registration of transfer as
above provided and subject to
the provisions of Article 9
below the Depositary
notwithstanding any notice to
the contrary may treat the
person in whose name this
Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution
of dividends and for any other
purpose.
                   5.
                   TAX
LIABILITY.
                   The
Depositary shall not be liable
for any taxes or governmental
or other assessments or
charges that may become
payable in respect of the
Deposited Securities but a
ratable part of any and all of
the same whether such tax
assessment or charge becomes
payable by reason of any
present or future law statute
charter provision bylaw
regulation or otherwise shall
be payable by the Owner
hereof to the Depositary at
any time on request.  Upon
the failure of the holder or
Owner of this Receipt to pay
any such amount the
Depositary may sell for
account of such Owner an
amount of the Deposited
Securities equal to all or any
part of the amount represented
by this Receipt and may apply
the proceeds in payment of
such obligations the Owner
hereof remaining liable for
any deficiency.
                   6.
                   REPRE
SENTATIONS AND
WARRANTIES.
                   Every
person presenting Shares for
deposit shall be deemed
thereby to represent and
warrant that such Shares and
each certificate if any therefor
are validly issued fully paid
and nonassessable that such
Shares were not issued in
violation of any preemptive or
similar rights of the holders of
any securities and that the
person making such deposit is
duly authorized so to do.
 Every such person shall also
be deemed to represent that
the deposit of such securities
and the sale of American
Depositary Shares
representing such Shares by
that person in the United
States are not restricted under
the Securities Act of 1933 as
amended the Securities Act of
1933.  Such representations
and warranties shall survive
the deposit of such securities
and issuance of Receipts.
                   This
Receipt is issued subject and
all rights of the holder or
Owner hereof are expressly
subject to the terms and
conditions set forth on both
sides of this Receipt all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt
consents.
                   7.
                   REPOR
TS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
                   As of
the date of the establishment
of the program for issuance of
Receipts by the Depositary the
Depositary believed based on
limited investigation that the
issuer of the Deposited
Securities either i furnished
the Securities and Exchange
Commission the Commission
with certain public reports and
documents required by
foreign law or otherwise or ii
published information in
English on its Internet website
at httpwww.ri.co.at or another
electronic information
delivery system generally
available to the public in its
primary trading market in
either case in compliance with
Rule 12g32b under the
Securities and Exchange Act
of 1934 as in effect and
applicable to that issuer at that
time.  However the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is
complying with the current
requirements of Rule 12g32b
or to take any action if that
issuer is not complying with
those requirements.
                   The
Depositary shall be under no
obligation to give notice to the
holder or Owner of this
Receipt of any meeting of
shareholders or of any report
of or communication from the
issuer of the Deposited
Securities or of any other
matter concerning the affairs
of such issuer except as herein
expressly provided.  The
Depositary undertakes to
make available for inspection
by holders and Owners of the
Receipts at its Corporate Trust
Office any reports and
communication received from
the issuer of the Deposited
Securities that are both i
received by the Depositary as
the holder of the Deposited
Securities and ii made
generally available to the
holders of the Deposited
Securities by the issuer
thereof.  Such reports and
communications will be
available in the language in
which they were received by
the Depositary from the issuer
of the Deposited Securities
except to the extent if any that
the Depositary in its sole
discretion elects to both i
translate into English any of
such reports or
communications that were not
in English when received by
the Depositary and ii make
such translations if any
available for inspection by
holders and Owners of the
Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports
or communications or to make
such translation if any
available for such inspection.
                   The
Depositary may in its
discretion exercise in any
manner or not exercise any
and all voting rights that may
exist in respect of the
Deposited Securities.  The
Depositary may but assumes
no obligation to notify Owners
of an upcoming meeting of
holders of Deposited
Securities or solicit
instructions from Owners as to
the exercise of any voting
rights with respect to the
Deposited Securities. Upon
the written request of the
Owner of this Receipt and
payment to it of any expense
involved the Depositary may
in its sole discretion but
assumes no obligation to
exercise any voting rights with
respect to the amount of the
Deposited Securities
represented by the American
Depositary Shares evidenced
by this Receipt in accordance
with that request.
                   8.
                   DISTRI
BUTIONS.
                   Until the
surrender of this Receipt the
Depositary a shall distribute or
otherwise make available to
the Owner hereof at a time
and in such manner as it shall
determine any distributions of
cash Shares or other securities
or property other than
subscription or other rights
and b may distribute or
otherwise make available to
the Owner hereof at a time
and in such manner as it shall
determine any distributions of
subscription or other rights in
each case received with
respect to the amount of
Deposited Securities
represented hereby after
deduction or upon payment of
the fees and expenses of the
Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof provided
however that the Depositary
shall not make any
distribution for which it has
not received satisfactory
assurances which may be an
opinion of United States
counsel that the distribution is
registered under or is exempt
from or not subject to the
registration requirements of
the Securities Act of 1933 or
any other applicable law.  If
the Depositary is not obligated
under the preceding sentence
to distribute or make available
a distribution under the
preceding sentence the
Depositary may sell such
Shares other securities
subscription or other rights
securities or other property
and the Depositary shall
distribute the net proceeds of
a sale of that kind to the
Owners entitled to them after
deduction or upon payment of
the fees and expenses of the
Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof.  In lieu of
distributing fractional
American Depositary Shares
for distributed Shares or other
fractional securities the
Depositary may in its
discretion sell the amount of
securities or property equal to
the aggregate of those
fractions.  In the case of
subscription or other rights the
Depositary may in its
discretion issue warrants for
such subscription or other
rights andor seek instructions
from the Owner of this
Receipt as to the disposition to
be made of such subscription
or other rights.  If the
Depositary does not distribute
or make available to Owners
or sell distributed subscription
or other rights the Depositary
shall allow those rights to
lapse.  Sales of subscription or
other rights securities or other
property by the Depositary
shall be made at such time and
in such manner as the
Depositary may deem
advisable.
                   If the
Depositary shall find in its
opinion that any cash
distribution is not convertible
in its entirety or with respect
to the Owners of a portion of
the Receipts on a reasonable
basis into U.S. Dollars
available to it in the City of
New York or if any required
approval or license of any
government or agency for
such conversion is denied or
is not obtainable within a
reasonable period the
Depositary may in its
discretion make such
conversion and distribution in
U.S. Dollars to the extent
possible at such time and rates
of conversion as the
Depositary shall deem
appropriate to the Owners
entitled thereto and shall with
respect to any such currency
not converted or convertible
either i distribute such foreign
currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without
liability for interest thereon in
which case the Depositary
may distribute appropriate
warrants or other instruments
evidencing rights to receive
such foreign currency.
                   9.
                   RECO
RD DATES ESTABLISHED
BY DEPOSITARY.
                   Whenev
er any cash dividend or other
cash distribution shall become
payable or any distribution
other than cash shall be made
or whenever rights shall be
offered with respect to
Deposited Securities or
whenever the Depositary shall
receive notice of any meeting
of Owners of Deposited
Securities or whenever it is
necessary or desirable to
determine the Owners of
Receipts the Depositary will
fix a record date for the
determination of the Owners
generally or the Owners of
Receipts who shall be entitled
to receive such dividend
distribution or rights or the net
proceeds of the sale thereof to
give instructions for the
exercise of voting rights at any
such meeting or responsible
for any other purpose for
which the record date was set.

                   10.
                   CHAN
GES AFFECTING
DEPOSITED SECURITIES.
                   Upon
i any change in nominal value
or any subdivision
combination or any other
reclassification of the
Deposited Securities or ii any
recapitalization reorganization
sale of assets substantially as
an entirety merger or
consolidation affecting the
issuer of the Deposited
Securities or to which it is a
party or iii the redemption by
the issuer of the Deposited
Securities at any time of any
or all of such Deposited
Securities provided the same
are subject to redemption then
and in any such case the
Depositary shall have the right
to exchange or surrender such
Deposited Securities and
accept and hold hereunder in
lieu thereof  other shares
securities cash or property to
be issued or delivered in lieu
of or in exchange for or
distributed or paid with
respect to such Deposited
Securities.  Upon any such
exchange or surrender the
Depositary shall have the right
in its discretion to call for
surrender of this Receipt in
exchange upon payment of
fees and expenses of the
Depositary for one or more
new Receipts of the same
form and tenor as this Receipt
but describing the substituted
Deposited Securities.  In any
such case the Depositary shall
have the right to fix a date
after which this Receipt shall
only entitle the Owner to
receive such new Receipt or
Receipts.  The Depositary
shall mail notice of any
redemption of Deposited
Securities to the Owners of
Receipts provided that in the
case of any redemption of less
than all of the Deposited
Securities the Depositary shall
select in such manner as it
shall determine an equivalent
number of American
Depositary Shares to be
redeemed and shall mail
notice of redemption only to
the Owners of Receipts
evidencing those American
Depositary Shares.  The sole
right of the Owners of
Receipts evidencing American
Depositary Shares designated
for redemption after the
mailing of such notice of
redemption shall be to receive
the cash rights and other
property applicable to the
same upon surrender to the
Depositary and upon payment
of its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
                   11.
                   LIABIL
ITY OF DEPOSITARY.
                   The
Depositary shall not incur any
liability to any holder or
Owner of this Receipt i if by
reason of any provisions of
any present or future law of
the United States of America
any state thereof or of any
other country or of any
governmental or regulatory
authority or by reason of any
provision present or future of
the charter or articles of
association or similar
governing document of the
issuer or of the Deposited
Securities the Depositary shall
be prevented delayed or
forbidden from or subjected
to any civil or criminal penalty
or extraordinary expenses on
account of doing or
performing any act or thing
which by the terms hereof it is
provided shall be done or
performed ii by reason of any
nonperformance or delay
caused as specified in clause i
above in the performance of
any act or thing which by the
terms of this Receipt it is
provided shall or may be done
or performed iii by reason of
any exercise of or failure to
exercise any discretion
provided for herein iv for the
inability of any Owner or
holder to benefit from any
distribution offering right or
other benefit which is made
available to holders of
Deposited Securities but is not
made available to Owners or
holders v for any special
consequential or punitive
damages for any breach of the
terms of this Receipt or vi
arising out of any act of God
terrorism or war or any other
circumstances beyond its
control.
                   The
Depositary shall not be
responsible for any failure to
carry out any requests to vote
any Deposited Securities or
for the manner or effect of
any vote that is cast either
with or without the request of
any Owner or for not
exercising any right to vote
any Deposited Securities.
                   The
Depositary does not assume
any obligation and shall not be
subject to any liability to
holders or Owners hereunder
other than agreeing to act
without negligence or bad
faith in the performance of
such duties as are specifically
set forth herein.
                   The
Depositary shall be under no
obligation to appear in
prosecute or defend any
action suit or other proceeding
in respect of any of the
Deposited Securities or in
respect of the Receipts on
behalf of Owners or holders
or any other persons.  The
Depositary shall not be liable
for any action or nonaction by
it in reliance upon the advice
of or information from legal
counsel accountants or any
other persons believed by it in
good faith to be competent to
give such advice or
information.
                   The
Depositary subject to Article
14 hereof may itself become
the owner of and deal in
securities of any class of the
issuer of the Deposited
Securities and in Receipts of
this issue.
                   12.
                   TERMI
NATION OF AGREEMENT
AND SURRENDER OF
THIS RECEIPT.
                   The
Depositary may at any time
terminate the agreement
evidenced by this Receipt and
all other Receipts by mailing
notice of such termination to
the Owners of all Receipts
then outstanding at their
addresses appearing upon the
books of the Depositary at
least thirty days prior to the
date fixed in such notice for
termination.  On and after
such date of termination the
Owner hereof upon surrender
of this Receipt at the
Corporate Trust Office of the
Depositary will be entitled to
delivery of the amount of the
Deposited Securities
represented hereby upon the
same terms and conditions
and upon payment of a fee at
the rates provided herein with
respect to the surrender of this
Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
 The Depositary may convert
any dividends received by it
in cash after the termination
date into U.S. Dollars as
herein provided and after
deducting therefrom the fees
of the Depositary and referred
to herein and any taxes and
governmental charges and
shall thereafter hold the
balance of said dividends for
the pro rata benefit of the
Owners of the respective
Receipts.  As to any Receipts
not so surrendered within
thirty days after such date of
termination the Depositary
shall thereafter have no
obligation with respect to the
collection or disbursement of
any subsequent dividends or
any subscriptions or other
rights accruing on the
Deposited Securities.  After
the expiration of three months
from such date of termination
the Depositary may sell any
remaining Deposited
Securities in such manner as it
may determine and may
thereafter hold uninvested the
net proceeds of any such sale
or sales together with any
dividends received prior to
such sale or the U.S. Dollars
received on conversion
thereof unsegregated and
without liability for any
interest thereon for the pro
rata benefit of the Owners of
the Receipts that have not
theretofore been surrendered
for cancellation such Owners
thereupon becoming general
creditors of the Depositary
with respect to such net
proceeds.  After making such
sale or if no such sale can be
made after the expiration of
one year from such date of
termination the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net
proceeds of sale and of such
dividends after deducting all
fees charges and expenses of
the Depositary or of the
Deposited Securities in case
no sale can be made upon
surrender of the Receipts.
                   13.
                   CERTA
IN FEES AND CHARGES
OF THE DEPOSITARY.
                   The
Depositary may charge any
party depositing or
withdrawing Shares any party
transferring or surrendering
Receipts any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or
distribution pursuant to
Articles 8 or 10 or Owners as
applicable i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares ii fees
for distributing cash Shares or
other property received in
respect of Deposited
Securities iii taxes and other
governmental charges iv
registration or custodial fees
or charges relating to the
Shares v cable telex and
facsimile transmission
expenses vi foreign currency
conversion expenses and fees
vii depositary servicing fees
and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys
fees and charges may differ
from those of other
depositaries.  The Depositary
reserves the right to modify
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide
without charge a copy of its
latest schedule of fees and
charges to any party
requesting it.
                   The
Depositary may charge fees
for receiving deposits and
issuing Receipts for delivering
Deposited Securities against
surrendered Receipts for
transfer of Receipts for splits
or combinations of Receipts
for distribution of each cash
or other distribution on
Deposited Securities for sales
or exercise of rights or for
other services performed
hereunder.  The Depositary
reserves the right to modify
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide
without charge a copy of its
latest fee schedule to any
party requesting it.
                   14.
                   PRERE
LEASE OF RECEIPTS.
                   Notwith
standing any other provision
of this Receipt the Depositary
may execute and deliver
Receipts prior to the receipt of
Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and
cancellation of Receipts which
have been PreReleased
whether or not such
cancellation is prior to the
termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
 Each PreRelease will be
a preceded or accompanied by
a written representation from
the person to whom Receipts
or Shares are to be delivered
that such person or its
customer owns the Shares or
Receipts to be remitted as the
case may be b at all times
fully collateralized with cash
or such other collateral as the
Depositary deems appropriate
c terminable by the Depositary
on not more than five 5
business days notice and
d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The
number of American
Depositary Shares which are
outstanding at any time as a
result of PreReleases will not
normally exceed thirty percent
30% of the Shares deposited
with the Depositary provided
however that the Depositary
reserves the right to change or
disregard such limit from time
to time as it deems
appropriate.
                   The
Depositary may retain for its
own account any
compensation received by it in
connection with the foregoing.
                   15.
                   COMP
LIANCE WITH U.S.
SECURITIES LAWS.
                   Notwith
standing any terms of this
Receipt to the contrary the
Depositary will not exercise
any rights it has under this
Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a
manner which would violate
the United States securities
laws including but not limited
to Section 1A1 of the General
Instructions to the Form F6
Registration Statement as
amended from time to time
under the Securities Act of
1933.
                   16.
                   GOVE
RNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
                   This
Receipt shall be interpreted
and all rights hereunder and
provisions hereof shall be
governed by the laws of the
State of New York.
                   All
actions and proceedings
brought by any Owner or
holder of this Receipt against
the Depositary arising out of
or relating to the Shares or
other Deposited Securities the
American Depositary Shares
or the Receipts or any
transaction contemplated
herein shall be litigated only in
courts located within the State
of New York.
                   EACH
OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS OR ANY
TRANSACTION
CONTEMPLATED HEREIN
OR THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY
QUESTION REGARDING
EXISTENCE VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT
TORT OR ANY OTHER
THEORY.
                   17.
                   AMEN
DMENT OF RECEIPTS.
                   The
form of the Receipts and the
agreement created thereby
may at any time and from
time to time be amended by
the Depositary in any respect
which it may deem necessary
or desirable. Any amendment
which shall prejudice any
substantial existing right of
Owners shall not become
effective as to outstanding
Receipts until the expiration
of thirty 30 days after notice
of such amendment shall have
been given to the Owners of
outstanding Receipts provided
however that such thirty 30
days notice shall in no event
be required with respect to
any amendment which shall
impose or increase any taxes
or other governmental charges
registration fees cable telex or
facsimile transmission costs
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed by
continuing to hold such
Receipt to consent and agree
to such amendment and to be
bound by the agreement
created by Receipt as
amended thereby. In no event
shall any amendment impair
the right of the Owner of any
Receipt to surrender such
Receipt and receive therefor
the amount of Deposited
Securities represented by the
American Depositary Shares
evidenced thereby except in
order to comply with
mandatory provisions of
applicable law.